June 29, 2012

Board of Directors
Protective Life Insurance Company
2801 Highway 201 South
Birmingham, Alabama 35223

Directors:

We hereby consent to the reference to our name under the caption “Legal Matters” in the statement of additional information filed as part of the initial registration statement on Form N-4 (File No. 811-9655) filed by Protective Life Insurance Company and United Investors Advantage Gold Variable Account with the Securities and Exchange Commission.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:    /s/ Stephen E. Roth
              Stephen E. Roth